Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (File No. 333‑238901) of Donaldson Company, Inc. of our report dated May 24, 2023, relating to the financial statements of the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan, which appears in this annual Form 11‑K, for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania
June 26, 2024